Exhibit 32.1

LAKE AREA CORN PROCESSORS, LLC

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Douglas Van Duyn, the Chief Executive Officer of Lake Area Corn Processors, LLC (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10KSB for the year ended December 31, 2003 (the “Report”).

The undersigned hereby certifies that:

•                  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 30th day of March, 2004.

/s/ Douglas Van Duyn
Douglas Van Duyn
Chief Executive Officer